ADMINISTRATIVE SERVICES AGREEMENT among PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (Recipient), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (Administrator) and, solely for purposes of Sections 7.6 and 10.1, PRUCO LIFE INSURANCE COMPANY (PLIC) 280200519v.1

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .........................................................................................................1 Section 1.1 Definitions ...........................................................................................................1 Section 1.2 Interpretation .......................................................................................................7 ARTICLE II ADMINISTRATIVE SERVICES .........................................................................8 Section 2.1 Administrative Services. .....................................................................................8 Section 2.2 Power of Attorney ...............................................................................................8 Section 2.3 Notification of Interested Parties ........................................................................9 Section 2.4 Compliance .........................................................................................................9 Section 2.5 Ongoing Communications ................................................................................10 Section 2.6 Non-Solicitation ................................................................................................10 Section 2.7 Inability to Perform Services ............................................................................10 Section 2.8 Errors .................................................................................................................10 ARTICLE III ADDITIONAL INSURANCE CONTRACTS ..................................................10 Section 3.1 Authority ...........................................................................................................10 Section 3.2 Marketing Activities..........................................................................................11 Section 3.3 Permits; Certain Actions ...................................................................................11 Section 3.4 Termination of Authority ..................................................................................12 ARTICLE IV STANDARD FOR ADMINISTRATIVE SERVICES; SUBCONTRACTING, ETC. .................................................................................................................13 Section 4.1 Performance Standards for Administrative Services ........................................13 Section 4.2 Subcontracting...................................................................................................13 Section 4.3 Independent Contractor; Administrator’s Employees .......................................13 Section 4.4 Facilities and Systems .......................................................................................13 Section 4.5 Permits ..............................................................................................................14 Section 4.6 Collection of Reinsurer Receivables .................................................................14 Section 4.7 Notices of Material Events ................................................................................14 Section 4.8 Cooperation with Respect to Excluded Liabilities ............................................14 Section 4.9 Separate Accounts. ............................................................................................14 ARTICLE V REGULATORY AND LEGAL PROCEEDINGS .............................................17 Section 5.1 Regulatory Complaints .....................................................................................17 Section 5.2 Other Actions ....................................................................................................18 Section 5.3 Notice to Administrator.....................................................................................20 Section 5.4 Cooperation .......................................................................................................20 ARTICLE VI CERTAIN ACTIONS BY THE RECIPIENT ..................................................20 Section 6.1 Legally Required Recipient Actions; Recipient Responsibilities; Disclaimer of Administrator Responsibility ............................................................................20 Section 6.2 Examinations .....................................................................................................21

TABLE OF CONTENTS (Continued) Page -ii- ARTICLE VII BOOKS AND RECORDS; REPORTS ............................................................21 Section 7.1 Books and Records ............................................................................................21 Section 7.2 Access to Books and Records ...........................................................................22 Section 7.3 Recipient Books and Records. ..........................................................................23 Section 7.4 Filings ................................................................................................................23 Section 7.5 Acknowledgment ..............................................................................................23 Section 7.6 Reports. .............................................................................................................23 Section 7.7 Audit Rights ......................................................................................................24 ARTICLE VIII COOPERATION .............................................................................................24 Section 8.1 Cooperation .......................................................................................................24 ARTICLE IX CONFIDENTIALITY; PRIVACY REQUIREMENTS; INTELLECTUAL PROPERTY .....................................................................................................25 Section 9.1 Compliance with Privacy and Data Security Laws ...........................................25 Section 9.2 Confidentiality ..................................................................................................25 Section 9.3 Security Incidents ..............................................................................................25 Section 9.4 Information Safeguards .....................................................................................26 Section 9.5 Disaster Recovery Program...............................................................................26 Section 9.6 Intellectual Property Rights ..............................................................................26 ARTICLE X CONSIDERATION FOR ADMINISTRATIVE SERVICES ...........................27 Section 10.1 Consideration ....................................................................................................27 Section 10.2 Taxes .................................................................................................................27 ARTICLE XI BANK ACCOUNT; CERTAIN REPRESENTATIONS .................................28 Section 11.1 Bank Account ....................................................................................................28 Section 11.2 Remittance.........................................................................................................28 Section 11.3 Certain Representations. ...................................................................................29 ARTICLE XII INDEMNIFICATION .......................................................................................29 Section 12.1 Indemnification. ................................................................................................29 Section 12.2 Indemnification Procedures. .............................................................................29 Section 12.3 Additional Indemnification Provisions. ............................................................31 Section 12.4 No Duplication of Indemnity ............................................................................32 ARTICLE XIII DURATION; TERMINATION; MATERIAL DEFAULT ..........................32 Section 13.1 Term ..................................................................................................................32 Section 13.2 Termination .......................................................................................................32 Section 13.3 Termination Obligations ...................................................................................32 Section 13.4 Survival .............................................................................................................33 Section 13.5 Material Default ................................................................................................33 ARTICLE XIV INSURANCE ....................................................................................................33 Section 14.1 Insurance Coverages .........................................................................................33 Section 14.2 Terms Applicable to Insurance Coverage .........................................................33

TABLE OF CONTENTS
(Continued)

Page

ARTICLE XV MISCELLANEOUS PROVISIONS 33

Section 15.1	Expenses	33
Section 15.2	Force Majeure	33
Section 15.3	Relationship of Parties	34
Section 15.4	Notices	34
Section 15.5	Assignment	34
Section 15.6	No Third Party Beneficiaries	34
Section 15.7	Entire Agreement	34
Section 15.8	Amendment	34
Section 15.9	Severability	35
Section 15.10	Waivers	35
Section 15.11	Other State Law Requirements Incorporated	35
Section 15.12	Governing Law	35
Section 15.13	Submission to Jurisdiction	35
Section 15.14	Waiver of Jury Trial	36
Section 15.15	Specific Performance and other Equitable Relief	36
Section 15.16	Counterparts	36
Section 15.17	Attorney-Client Matters	36
Section 15.18	Offset	37

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ADMINISTRATIVE SERVICES AGREEMENT This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), effective as of April 1, 2022 (the “Effective Date”), is entered into by and among Prudential Annuities Life Assurance Corporation, a life insurance company domiciled in Arizona (the “Recipient”) and The Prudential Insurance Company of America, an insurance company domiciled in New Jersey (the “Administrator” and each, a “Party”) and, solely for purposes of Sections 7.6 and 10.1, Pruco Life Insurance Company, an insurance company domiciled in Arizona (“PLIC” or “Reinsurer”). RECITALS WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 15, 2021 (as such may be amended from time to time, the “Purchase Agreement”), by and between Prudential Annuities, Inc., a Delaware corporation (the “Seller”), and Fortitude Group Holdings, LLC, a Delaware limited liability company (the “Buyer”), the Buyer has agreed to purchase the Recipient; WHEREAS, the Purchase Agreement provides, among other things, that the Recipient and the Administrator shall enter into this Agreement; WHEREAS, pursuant to that certain Coinsurance and Modified Coinsurance Agreement, dated December 27, 2021 (the “Reinsurance Agreement”) between the Recipient and PLIC, the Recipient has agreed to cede to PLIC, as reinsurer thereunder, and PLIC has agreed to assume from the Recipient, on the terms and conditions set forth in the Reinsurance Agreement, certain liabilities in respect of the Reinsured Contracts (as defined below); and WHEREAS, in connection with the consummation of the transactions under the Purchase Agreement and the Reinsurance Agreement, the Administrator and the Recipient desire that the Administrator provide the Recipient with certain administrative and other services relating to the Business (as defined below) in consideration for the Recipient entering into the Reinsurance Agreement. NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings specified or referred to in this Section 1.1 or, if not defined herein, specified in the Reinsurance Agreement: “Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, complaint, demand or similar proceeding, in each case, by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.

2 “Additional Business Period” means the period commencing on the Effective Date and ending on the date that is one (1) year after the Purchase Agreement Closing Date. “Additional Insurance Contracts” means any policies or contracts, of a type similar to the Reinsured Contracts, issued at the direction of PLIC by and in the name of the Recipient following the Effective Date in accordance with this Agreement. “Administered Separate Account Assets” has the meaning set forth in Section 4.9(a). “Administrative Services” has the meaning set forth in Section 2.1. “Administrator” has the meaning set forth in the preamble hereof. “Administrator Breach” has the meaning set forth in Section 12.1(b). “Administrator Disaster Recovery Plan” means the backup, business continuation and disaster recovery plan of the Administrator, as may be modified from time to time by the Administrator after the Effective Date in accordance with Applicable Law. “Administrator Indemnitee” has the meaning set forth in Section 12.1(a). “Administrator Legal Counsel” has the meaning set forth in Section 15.17. “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person, subject to Schedule 1.1(a) hereto. “Agreement” has the meaning set forth in the preamble hereof. “Applicable Law” means all laws, common laws, rules, regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies, treaties, constitutions, ordinances, regulations, conventions, directives, codes, rules, published administrative interpretations and other requirements issued or imposed by all Governmental Authorities applicable to the Person, place and situation in question. “Bank Account” has the meaning set forth in Section 11.1. “Books and Records” means original or copies of (a) all records, files and accounts of all transactions performed by the Administrator on behalf of the Recipient with respect to the administration of the Business pursuant to this Agreement and (b) any other records, files and accounts of the Recipient to the extent relating to the Business and that remain in the possession of the Administrator or its Affiliates and were not transferred to the Recipient or its Affiliates in connection with the transactions contemplated under the Purchase Agreement, in each case, whether created before or after the Effective Date; provided that “Books and Records” excludes (i) any personnel file, medical file or related records of any employee of the Administrator (in such capacity as employee and not as a policyholder of Recipient), (ii) information to the extent relating to any business of the Administrator or its Affiliates that is not the Business, (iii) subject

3 to Section 9.6, any of the Administrator’s or its Affiliates’ Confidential Information, or any of the Administrator’s or its Affiliates’ competitive information or internal documentation of the Administrator or its Affiliates’ own programs, systems and procedures, (iv) any Tax Return filed by the Administrator or any of its Affiliates or predecessors (other than to the extent filed by the Recipient or relating exclusively to the Business) or (v) any other records, files or accounts that do not relate to the Business. “Business” means the business of the Recipient relating to the Reinsured Contracts. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, the City of Hamilton, Bermuda and the City of Newark, New Jersey are required or authorized by Applicable Law to be closed. “Business Interruption” means any material interruption or interference in the Administrator’s ability to continue to provide the Administrative Services, including any temporary loss of Policyholder information or adverse effect on the Administrator’s operating environment or telecommunications infrastructure used to provide the Administrative Services. “Buyer” has the meaning set forth in the first recital hereof. “Confidential Information” means (a) with respect to the Recipient, all information in the possession of the Administrator that in any way relates to the Recipient or its Affiliates, including Books and Records and Non-Public Personal Information in respect of Policyholders (including their rights and obligations under the Reinsured Contracts), and (b) with respect to the Administrator, all information in the possession of the Recipient that relates to the Administrator or any of its Affiliates or Subcontractors, other than the Books and Records and Non-Public Personal Information in respect of Policyholders (including their rights and obligations under the Reinsured Contracts); provided, however, that Confidential Information does not include any information, documents or materials (i) that are or become available to the Receiving Party on a non-confidential basis, and not in violation of any legal, fiduciary or contractual duty, from a source other than the Disclosing Party, or its Affiliates or its or their Representatives, or (ii) that are or become generally available to and known by the public, other than as a result, directly or indirectly, of any violation by the Receiving Party, or its Affiliates or its or their Representatives of this Agreement or any other non-use, legal, fiduciary or confidentiality obligation to any other Person. “Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “Cure Period” has the meaning set forth in Section 13.5. “Deliverables” has the meaning set forth in Section 9.6(a). “Disclosing Party” has the meaning set forth in Section 9.2. “Effective Date” has the meaning set forth in the preamble hereof.

4 “Excluded Business” has the meaning set forth in the Reinsurance Agreement. “Excluded Business Trust Agreement” has the meaning set forth in the Purchase Agreement. “Excluded Liabilities” has the meaning set forth in the Reinsurance Agreement. “Force Majeure Event” means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance. “GAAP” means the generally accepted accounting principles in the United States. “General Account Reserves” has the meaning set forth in the Reinsurance Agreement. “Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, legislative, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal or judicial or arbitral body. “Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, settlement determination or award entered by or with any Governmental Authority. “Indemnitee” has the meaning set forth in Section 12.2(a). “Indemnitor” has the meaning set forth in Section 12.2(a). “Intellectual Property Rights” has the meaning set forth in Section 9.6(a). “Jurisdiction” means the District of Columbia, Puerto Rico and all states (other than New York) of the United States. “Legacy Business” has the meaning set forth in Section 4.1(c). “Legally Required Recipient Actions” has the meaning set forth in Section 6.1. “Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, interest, penalties, damages, Taxes, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses incident to any Action), liabilities, claims or deficiencies of any kind; provided that Losses shall not include indirect, punitive, exemplary, treble, special or consequential damages, or any loss of future revenue, income or profits or any diminution of value, except to the extent any such damages are paid by any Indemnitee to an unaffiliated third party in connection with a Third Party Claim. “Material Default” has the meaning set forth in Schedule 1.1(b) hereto. “Non-Guaranteed Elements” has the meaning set forth in the Reinsurance Agreement.

5 “Non-Public Personal Information” or “NPI” shall have the same meaning as defined in 15 U.S.C. Section 6809, which states that NPI means any personally identifiable financial information (a) provided by a consumer to a financial institution; (b) resulting from any transaction with the consumer or any service performed for the consumer; or (c) otherwise obtained by the financial institution. Such term does not include publicly available information. “Party” or “Parties” has the meaning set forth in the preamble hereto. “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity, including any Governmental Authority. “Personal Information” means information relating to an identified or identifiable person, including: (a) a natural person’s name, street address or specific geolocation information, date of birth, email address, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, or insurance account information; and (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy and Data Security Laws. “PLIC” has the meaning set forth in the preamble. “Policyholder” means a policyholder of a Reinsured Contract. “Privacy and Data Security Laws” means all applicable laws and regulations relating to the protection or processing of Personal Information (including NPI), including the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., and all laws pertaining to sales, marketing, and electronic communications, including the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule, and in each case, the rules and regulations implemented thereunder, including those promulgated by regulatory authorities or bodies with jurisdiction over the Administrator or the Recipient and pursuant to insurance licensing requirements under state laws and regulations. “Purchase Agreement” has the meaning set forth in the first recital hereof. “Purchase Agreement Closing Date” has the meaning ascribed to the term “Closing Date” in the Purchase Agreement. “Receiving Party” has the meaning set forth in Section 9.2. “Recipient” has the meaning set forth in the preamble hereof. “Recipient Indemnitee” has the meaning set forth in Section 12.1(b). “Reinsured Contracts” has the meaning set forth in the Reinsurance Agreement.

6 “Reinsured Liabilities” has the meaning set forth in the Reinsurance Agreement. “Representative” of a Person or its Affiliates means the officers, directors, general partners, principals, managers, and employees, investment bankers, advisors, accountants, agents, legal counsel, consultants, independent accountants, Subcontractors or other representatives of such Person or of such Person’s Affiliates. “Sales and Service Taxes” has the meaning set forth in Section 10.2. “SAP” has the meaning given to the term “Applicable SAP” in the Reinsurance Agreement. “Security Agreement” means that certain Security Agreement, dated the date hereof, by and between the Recipient and PLIC. “Security Incident” has the meaning set forth in Section 9.3. “Seller” has the meaning set forth in the first recital hereof. “Separate Accounts” has the meaning set forth in the Reinsurance Agreement. “Separate Account Reserves” has the meaning set forth in the Reinsurance Agreement. “Servicing Standard” has the meaning set forth in Section 4.1(c). “Subcontractor” has the meaning set forth in Section 4.2. “Tax” or “Taxes” means all income, premium, excise, gross receipts, ad valorem, sales, use, service, value added, employment, payroll, social security, disability, unemployment, workers’ compensation, franchise, profits, gains, property, transfer, payroll, stamp taxes or other similar taxes, customs, duties, fees, assessments or other like governmental charges (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto; provided, that any guarantee fund assessment or escheatment obligation shall not be treated as a Tax. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Tax Return” means all returns, reports and claims for refunds (including elections, declarations, disclosures, schedules and information returns) required to be supplied to a Tax Authority relating to Taxes and, in each case, any amendments thereto. “Third Party Claim” has the meaning set forth in Section 12.2(a). “Transaction Agreements” means, collectively, this Agreement, the Purchase Agreement, the Transition Services Agreement (as defined in the Purchase Agreement), the Excluded Business Reinsurance Agreement (as defined in the Purchase Agreement), the Third Party Administration Agreement (as defined in the Purchase Agreement), the Sub-Advisory

7 Agreement (as defined in the Purchase Agreement), the Sub-Advisory Letter Agreements (as defined in the Purchase Agreement), the Hannover Novation Agreement (as defined in the Purchase Agreement), the Somerset Transfer Agreement (as defined in the Purchase Agreement), the Trademark License Agreement (as defined in the Purchase Agreement), the Transferred Liabilities Assignment and Assumption Agreement (as defined in the Purchase Agreement), the Excluded Assets and Liabilities Assignment and Assumption Agreement (as defined in the Purchase Agreement), the Distribution Restructuring Agreements (as defined in the Purchase Agreement), the Excluded Business Trust Agreement, the 109 Plan Third Party Administration Agreement (as defined in the Purchase Agreement) and the 109 Plan Trust Agreement (as defined in the Purchase Agreement). “Work Product” has the meaning set forth in Section 9.6(b). Section 1.2 Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import (e) the word “or” shall not be exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (i) the Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (j) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (k) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (l) “writing,” “written” and comparable terms refer to pricing, typing and other means of reproducing words (including electronic media) in a visible form; (m) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (n) all time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (o) any references to “days” means days unless Business Days are expressly specified; (p) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise but only if such successors are not prohibited by this Agreement; and (q) references to any contract (including this Agreement) or organizational document are to the contract or

8 organizational document as amended, modified, supplemented or replaced from time to time, and all attachments thereto and instruments incorporated therein, unless otherwise stated. ARTICLE II ADMINISTRATIVE SERVICES Section 2.1 Administrative Services. (a) The Recipient hereby appoints the Administrator, and the Administrator hereby accepts appointment, from and after the Effective Date, to provide, and to act as its exclusive agent and in its name as attorney-in-fact with respect to, all matters required, necessary or appropriate for the administration, handling and performance of the Business, including providing services related to management of the Reinsured Contracts and Separate Accounts with respect to the Administered Separate Account Assets, including investment management, hedging and tax matters (including 1099 reporting, maintenance of product intended tax qualifications and premium tax/guaranty fund and Sales and Service Tax administration), in each case, on the terms as set forth in this Agreement (each an “Administrative Service” and collectively, the “Administrative Services”), and the Recipient hereby authorizes the Administrator to provide such Administrative Services in the name or on behalf of the Recipient where appropriate. The Administrator shall perform all Administrative Services, other than Legally Required Recipient Actions (as defined below), in such a manner as to minimize the involvement of the Recipient and its Affiliates. Notwithstanding anything in this Agreement to the contrary, the Recipient shall have the right to direct the Administrator to take any action, or to refrain from taking any action in connection with, and shall retain the authority to make all final decisions with respect to the administration of the Business to which the Administrator is providing the Administrative Services; provided, however, that this sentence shall not be construed to confer upon the Recipient the right to unilaterally amend the Administrative Services; provided, further, that the Recipient shall be responsible for any and all Liabilities and Losses incurred by the Administrator as a direct or indirect result of the Recipient’s exercise of such authority pursuant to this sentence in a manner contrary to the Administrator’s suggested course of administration of the Business except if such exercise of authority is required by the terms of the Reinsured Contracts, any Governmental Order or Applicable Law or required by any Governmental Authority or the failure to exercise such authority would, or would reasonably be expected to, adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement. (b) In no event will the Administrator be responsible hereunder for providing any services or incurring any liabilities or expenses relating to the Excluded Liabilities. Section 2.2 Power of Attorney. (a) Subject to the terms and conditions set forth herein, the Recipient hereby appoints and names the Administrator, acting through its authorized officers and employees, as the Recipient’s exclusive lawful attorney-in-fact, from and after the Effective Date for as long as the Administrator is authorized to perform the Administrative Services and solely to the extent

9 necessary to provide the Administrative Services (all on the terms and subject to the limitations set forth herein), (i) to do any and all lawful acts that are necessary or advisable for the Recipient to do in order to service the Business hereunder and (ii) to proceed by all lawful means (A) to perform any and all of the Recipient’s obligations with respect to the Business, (B) to enforce any right and defend (in the name of the Recipient, when necessary) against any liability arising from or relating to the Business, (C) subject to the limitations set forth in Article V, to institute or defend (in the name of the Recipient, when necessary) any Action arising from or relating to the Business, (D) to collect any and all sums due or payable in respect of the Business, (E) to sign (in the name of the Recipient, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (F) to take actions necessary, as may be reasonably determined by the Administrator, to maintain the Business in compliance with Applicable Law, (G) to, at the Administrator’s option, take actions necessary to (I) terminate each Reinsured Contract and replace each such Reinsured Contract with a similar policy written on the Administrator’s or one of its Affiliates’ own paper and (II) upon the expiration of each Reinsured Contract, to renew or replace each such Reinsured Contract with a similar policy written on PLIC’s or one of its Affiliates’ own paper, and (H) to do everything necessary in connection with the satisfaction of the Administrator’s obligations and the exercise of its rights under this Agreement, in each case that would not (1) violate the terms of the Reinsured Contracts, Applicable Law, any Governmental Order or requirement from any Governmental Authority and (2) would not, and would not reasonably be expected to, adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement. (b) In order to assist the Administrator in the performance of the Administrative Services hereunder, as reasonably requested by the Administrator in writing from time to time, the Recipient shall deliver to the Administrator, in the form reasonably requested by the Administrator in writing, evidence of its appointment of the Administrator as its attorney-in-fact with respect to all matters required, necessary or appropriate to administer the Business. Section 2.3 Notification of Interested Parties. The Administrator may, and to the extent required by Applicable Law or as required for the efficient performance of the Administrative Services, shall send, at its sole cost and expense, to (a) Policyholders and (b) any applicable service providers, custodians or other counterparties, a written notice prepared by the Administrator and reasonably acceptable to the Recipient advising that the Administrator has been appointed by the Recipient to provide the Administrative Services. The Administrator shall provide such notice at a time and in a manner reasonably acceptable to the Recipient and the Administrator and in a form that complies with Applicable Law. Section 2.4 Compliance. The Administrator and the Recipient agree to cooperate fully with each other and any Governmental Authorities in maintaining the Business in compliance in all material respects with Applicable Law. If the Administrator or the Recipient determines that any of the Business is not in material compliance with Applicable Law, such Party shall so notify the other Party, and in consultation with the Recipient, the Administrator shall, at its sole cost and expense, take whatever action is reasonably necessary, with cooperation from the Recipient, at the Administrator’s sole cost and expense to bring such Business into compliance with Applicable Law. The Administrator shall prepare any necessary amendments to such Business

10 and shall prepare any necessary filings for the purpose of obtaining the approval of Governmental Authorities for such amendments. Section 2.5 Ongoing Communications. The Recipient shall make available to the Administrator, at the Administrator’s expense, such letterhead, printed forms, stationery and other documentation of the Recipient as may be reasonably required by the Administrator to perform the Administrative Services. The Administrator may, in compliance with Applicable Law and as it deems appropriate, use such or the Administrator’s letterhead, printed forms, stationery and other documentation for communications with contract holders of the Reinsured Contracts and all other Persons in respect of the Reinsured Contracts and the Administrative Services. Section 2.6 Non-Solicitation. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 2.6 with respect to Non-Solicitation. Section 2.7 Inability to Perform Services. In the event that the Administrator is unable to perform all or a material portion of the Administrative Services for any reason (other than for a Force Majeure Event) for a period that could reasonably be expected to exceed seven (7) Business Days, the Administrator shall promptly provide written notice to the Recipient of its inability to perform the applicable Administrative Services and shall reasonably cooperate with the Recipient in minimizing the effect of such non-performance and obtaining an alternative means of providing such Administrative Services. The Administrator shall be responsible for all reasonable and documented out-of-pocket fees, costs and expenses incurred in order to obtain such alternative means of providing the applicable Administrative Services and in order to restore such Administrative Services as a result of the Administrator’s failure to so perform; provided, that the Administrator shall not be responsible for such amounts in the event the Administrator is unable to perform such Services because of an act, error or omission of the Recipient or the Recipient’s failure to comply with its obligations under this Agreement. Section 2.8 Errors. The Administrator shall, at its own expense, correct any errors in the Administrative Services caused by it as promptly as practicable following notice thereof from the Recipient or any other Person or upon discovery thereof by the Administrator. ARTICLE III ADDITIONAL INSURANCE CONTRACTS Section 3.1 Authority. (a) The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 3.1(a) with respect to Authority. (b) The Administrator shall have the sole and exclusive right to make decisions with respect to the issuance and administration of Additional Insurance Contracts in accordance with Section 3.1(a) subject to compliance with Applicable Law and the terms and conditions set forth in the applicable Reinsured Contracts, the Reinsurance Agreement and this Agreement (including use of current policy forms and rate filings).

11 (c) With respect to the exclusive authority and rights of the Administrator set forth in Sections 3.1(a) and (b), the Administrator shall assume all responsibility for and have the exclusive right with respect to (i) all underwriting with respect to the effectuation of the Additional Insurance Contracts, (ii) the processing of transactions applicable to the effectuation of the Additional Insurance Contracts, (iii) the filing of amendments to any policy form or policy rate, including any application, endorsement or rider, applicable to the Additional Insurance Contracts with Governmental Authorities, (iv) all activities relating to the marketing and sale of Additional Insurance Contracts, in the name of the Recipient, including training agents and developing, printing and distributing marketing materials and (v) all other administrative obligations with respect to the effectuation of the Additional Insurance Contracts. (d) Within ten (10) Business Days following the end of each calendar quarter, and at any time upon the request of the Recipient, the Administrator shall provide the Recipient with reports setting forth a summary of the Additional Insurance Contracts effectuated by the Administrator in the Recipient’s name pursuant to Section 3.1(a) and the terms and provisions set forth on Schedule 3.1(d) hereto. (e) Pursuant to, and subject to the terms and conditions of the Reinsurance Agreement, (i) one hundred percent (100%) of all General Account Liabilities with respect to the Additional Insurance Contracts shall be automatically ceded (effective immediately upon issuance thereof) on a coinsurance basis and (ii) one hundred percent (100%) of the Separate Account Liabilities in respect of the Additional Insurance Contracts shall be automatically ceded (effective immediately upon issuance thereof) on a modified coinsurance basis, in each case by Recipient to PLIC, as reinsurer thereunder. Section 3.2 Marketing Activities. (a) The Administrator may develop and use new or existing marketing and sales materials for the Reinsured Contracts and Additional Insurance Contracts to the extent the same are approved by the Recipient (such approval not to be unreasonably withheld, conditioned or delayed). The Administrator shall provide the Recipient with copies of all such materials prior to use thereof. (b) The Recipient shall, upon request and at the Administrator’s sole expense, cooperate with the Administrator as needed with respect to the appointment of, and entry into appropriate agreements with, agents, brokers or other third parties. (c) Except at the Administrator’s written request, the Recipient shall not terminate, modify, amend, supplement or otherwise change (i) any index licensing agreements to which it is a party as of the date hereof or (ii) any agreements with agents, brokers or other third parties, in each case, to the extent such agreements relate to the Reinsured Contracts or Additional Insurance Contracts. Section 3.3 Permits; Certain Actions. During the term of this Agreement, the Recipient shall: (a) use commercially reasonable efforts to maintain all necessary licenses, authorizations, permits and qualifications from Governmental Authorities under Applicable Law

12 that are held by the Recipient as of the date hereof (i) required for the Administrator to administer the Reinsured Contracts and (ii) to enable the Administrator and its applicable Affiliates to write Additional Insurance Contracts on the paper of the Recipient during the Additional Business Period; (b) (i) if, in the Administrator’s reasonable judgment such action would reasonably be expected to have an adverse effect on the Business, refrain from filing or submitting any withdrawal plans or notices with any Governmental Authority in any Jurisdiction relating to any lines, kinds or classes of insurance business relating to the Business; and (ii) except at the request of the Administrator, use commercially reasonable efforts to refrain from amending, supplementing, altering, commuting or otherwise taking any actions (other than Legally Required Recipient Actions) with respect to the Business or any contracts or arrangements relating thereto; (c) cooperate with the Administrator in making filings for amendments to policy forms or policy rates, including any application, endorsement or rider, applicable to the Reinsured Contracts; provided that the Administrator reimburses the Recipient’s actual, out-of- pocket costs arising from such assistance and cooperation; (d) cooperate with the Administrator in making policy form and rate filings with, and obtaining the approval (or deemed approval) of, the applicable Governmental Authority in all Jurisdictions in which the Recipient is licensed to write or reinsure the Reinsured Contracts as necessary to effect the transition of the Reinsured Contracts from the Recipient to the PLIC or one or more insurance company Affiliates of PLIC; provided that the Administrator reimburses the Recipient’s actual, out-of-pocket costs arising from such assistance and cooperation; and (e) from the Effective Date until the last day of the Additional Business Period, refrain from voluntarily withdrawing any insurer financial strength rating assigned to it by A.M. Best Company. Section 3.4 Termination of Authority. The authority granted to the Administrator under Section 3.1(a) may be terminated by the Recipient, upon written notice to the Administrator, in the event that (a) the Administrator assigns or delegates its underwriting authority with respect to its renewal of Reinsured Contracts or issuance of Additional Insurance Contracts to any Person (other than one or more of its Affiliates) without the prior written consent of the Recipient (which consent shall not be unreasonably withheld, conditioned or delayed); (b) the Administrator issues any Additional Insurance Contracts outside of any Jurisdiction in which the Recipient is appropriately licensed to issue any such Additional Insurance Contracts as of the date hereof or any other jurisdiction with respect to which the Recipient has notified the Administrator that the Recipient is no longer so appropriately licensed or the Administrator issues any New Insurance Policies in violation of this Agreement; (c) the Reinsurance Agreement is terminated or PLIC is unable to reinsure Additional Insurance Contracts under the Reinsurance Agreement; or (d) upon the occurrence of a Recapture Event (as defined in the Reinsurance Agreement).

13 ARTICLE IV STANDARD FOR ADMINISTRATIVE SERVICES; SUBCONTRACTING, ETC. Section 4.1 Performance Standards for Administrative Services. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 4.1 with respect to Performance Standards for Administrative Services. Section 4.2 Subcontracting. The Administrator may, directly or through one or more of its Affiliates, hire or engage one or more subcontractors or other Person (including any of its Affiliates) (each, a “Subcontractor”) to perform any or all of its obligations under this Agreement; provided that, from and after the Effective Date, the Administrator shall provide the Recipient with reasonable advance written notice of its intention to delegate or subcontract to an unaffiliated third party or to any Affiliate that does not administer the Legacy Business and shall obtain the Recipient’s prior written consent thereto to the extent such subcontracting would, or would reasonably be expected to, adversely affect the reputation of the Recipient or any of its Affiliates; provided, further, that such subcontracting shall not relieve the Administrator from any of its obligations or liabilities hereunder, and the Administrator shall remain responsible for all obligations, liabilities, actions and omissions of such Subcontractor with respect to the providing of any such Administrative Service as if provided by the Administrator. Section 4.3 Independent Contractor; Administrator’s Employees. The Administrator shall at all times act as an independent contractor during the term of this Agreement. All labor matters relating to any employees of the Administrator, its Affiliates and any third party service provider shall be within the exclusive control of the Administrator, its Affiliates and such third party service provider, and the Recipient shall not take any action affecting, or have any rights with respect to, such matters. The Administrator shall at all times act as an independent contractor, and the Administrator and its Affiliates, on the one hand, and the Recipient and its Affiliates, on the other hand, shall not be deemed an agent, employee, representative or fiduciary of one another, nor shall this Agreement or the Administrative Services or any activity or any transaction contemplated hereby be deemed to create any partnership or joint venture between the Parties or among their Affiliates. The Administrator shall be solely responsible for the payment of all employment-related liabilities, salary and benefits and all Taxes and premiums and remittances with respect to employees of the Administrator and its Affiliates used to provide Administrative Services. Section 4.4 Facilities and Systems. To the extent not subcontracted to a Subcontractor in accordance with the terms of this Agreement, the Administrator shall at all times maintain facilities and systems of the kind necessary to perform its obligations under this Agreement in all material respects in accordance with the Servicing Standards. Without limiting the generality of the foregoing, the Administrator shall, to the extent not subcontracted to a Subcontractor in accordance with the terms of this Agreement, maintain during the term of this Agreement sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be reasonably necessary to perform its obligations under this Agreement in all material respects in accordance with the Servicing Standards.

14 Section 4.5 Permits. The Administrator, or any Subcontractor to which the Administrator has subcontracted Administrative Services required to be performed hereunder, as the case may be, shall at all times maintain all necessary licenses, franchises, authorizations, permits privileges, immunities, approvals and other qualifications from Governmental Authorities under Applicable Law that the Administrator, is required to maintain in order to perform the Administrative Services in the manner required by this Agreement. Section 4.6 Collection of Reinsurer Receivables. (a) If any Reinsurer Receivables are received by the Recipient, the Recipient shall hold such amounts in trust for the benefit of, and promptly pay such amounts to, PLIC in accordance with the terms of the Reinsurance Agreement. (b) The Administrator, on behalf of the Recipient, shall (i) transfer to each applicable Separate Account any receivables attributable to Administered Separate Account Assets in such Separate Account and (ii) pay any amounts to be paid out of each Separate Account in accordance with the terms of the applicable Reinsured Contract. (c) If any receivables attributable to a Separate Account are received by the Recipient, such amounts shall be paid to the Administrator for deposit into the applicable Separate Account. Section 4.7 Notices of Material Events. In addition to the reporting requirements set forth in this Agreement, each Party hereto shall promptly furnish to the other any material correspondence such Party receives relating to the Business. Section 4.8 Cooperation with Respect to Excluded Liabilities. The Administrator shall use commercially reasonable efforts to cooperate with the Recipient in order to allow the Recipient to effectively manage, settle or defend any claim, litigation or other proceeding relating to an Excluded Liability. Any cooperation rendered by the Administrator to the Recipient under this Section 4.8 shall not constitute an Administrative Service under this Agreement. Such cooperation shall be comprised of (a) providing the Recipient with reasonable access to business records in accordance with Section 7.2 and reasonable access to personnel with respect to efforts of the Recipient to (i) reply to any inquiry, investigation, examination, audit or Governmental Authority proceeding or (ii) manage, settle or defend any claim, litigation or other proceeding relating to an Excluded Liability and (b) such other assistance as may be agreed to by the Parties, in each case, to the extent relating to an Excluded Liability. The Recipient shall reimburse the Administrator for its actual and out-of-pocket costs incurred in rendering its cooperation under this Section 4.8. Section 4.9 Separate Accounts. (a) Except as required by the terms of the applicable Separate Accounts, the Reinsured Contracts and Applicable Law, the Administrator shall be the exclusive administrator of the Separate Accounts with respect to the assets supporting reserves related to the Reinsured Contracts in the Separate Accounts (such assets, “Administered Separate Account Assets”), and, subject to Section 2.8 of the Reinsurance Agreement, shall have the exclusive right to alter the terms, plan of operations, hedges and investment options with respect to the Administered

15 Separate Account Assets, in accordance with the terms of the applicable Separate Accounts, the Reinsured Contracts and Applicable Law; provided that, if any change to the plan of operations, hedges and investment options with respect to the Administered Separate Account Assets would, or would reasonably be expected to, have an adverse effect on Recipient’s plan of operations, hedges and investment options with respect to the Business, the Recipient and the Administrator shall reasonably cooperate with the Recipient in minimizing the effect of such change prior to its implementation. The Administrator shall be responsible for obtaining any required consents of the Reinsurer pursuant the Reinsurance Agreement and the Recipient shall be entitled to exclusively rely on the instructions of the Administrator pursuant to this Agreement. (b) Except as expressly provided in this Agreement or as required by Applicable Law or the terms of the Reinsured Contracts, the Recipient agrees not to control or access the Administered Separate Account Assets. In furtherance and not in limitation of the foregoing sentence, except as required by Applicable Law, the terms of the Reinsured Contracts, the terms of the applicable Separate Accounts or this Agreement, or as would, or would reasonably be expected to, adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement: (i) The Recipient shall give the Administrator exclusive authority over the Administered Separate Account Assets including the exclusive authority to (A) designate the authorized signatories with respect to the Administered Separate Account Assets, (B) make deposits related to the Administered Separate Account Assets in the Separate Accounts in the name of the Recipient, (C) make withdrawals related to the Administered Separate Account Assets from the Separate Accounts in the name of the Recipient, (D) enter into agreements with respect to the Administered Separate Account Assets on behalf of the Recipient and (E) manage the Administered Separate Account Assets, including the exclusive authority to appoint one or more investment managers on behalf of the Recipient to manage the Separate Account Assets. (ii) The Recipient shall use commercially reasonable efforts to do all things reasonably necessary to enable the Administrator to maintain and access the Administered Separate Account Assets, including executing and delivering such resolutions and other documents as may be requested from time to time by the financial institutions holding assets related to the Separate Accounts; provided that the Administrator shall reimburse the Recipient for any of its actual, out-of-pocket costs incurred in connection with such efforts. Without the Administrator’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Recipient shall not make any changes to the authorized signatories with respect to the Separate Accounts, nor attempt to withdraw any Administered Separate Account Assets therefrom. (iii) The Recipient shall not terminate, modify, amend, supplement or otherwise change (A) any investment options with respect to any Administered Separate Account Assets or agreements with mutual fund

16 organizations related to the Separate Accounts, except in accordance with Section 4.9(c) or (B) any hedging-related agreements with respect to any Administered Separate Account Assets or related to the Separate Accounts, except in accordance with Section 4.9(d), in each case solely with respect to the Prudential Annuities Life Assurance Corporation Index Strategies Separate Account. (c) The Administrator may request the Recipient to (i) enter into new agreements with mutual fund organizations with which the Recipient does not have existing agreements as of the Effective Date, providing for such mutual fund organizations to make their mutual funds available as investment options within the Separate Accounts and (ii) make additional mutual funds or mutual fund share classes available as investment options within the Separate Accounts under existing agreements between the Recipient and any mutual fund organization, and the Recipient shall use commercially reasonable efforts to take such actions, subject to compliance with Applicable Law and the terms and conditions set forth in the applicable Reinsured Contracts; provided that the Recipient’s actual, out-of-pocket costs associated with such actions shall be reimbursed by the Administrator; provided, further, that (A) the Recipient shall not be required to enter any new agreements with mutual fund organizations or make additional mutual funds or mutual fund share classes available if such agreements contain covenants restricting the activities or operation of the business of the Recipient or any of its Affiliates or contain indemnification obligations applicable to the Recipient or any of its Affiliates or if such actions would, or would reasonably be expected to, adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement and (B) the Administrator shall indemnify and hold the Recipient and its Affiliates harmless for any Liabilities arising out of any such new agreements or additional mutual funds or mutual fund share classes. (d) The Administrator may request the Recipient to (i) enter into new agreements with hedge counterparties with which the Recipient does not have existing agreements as of the Effective Date, providing for hedging of any Administered Separate Account Assets and the Separate Accounts, (ii) enter into new investment management agreements with respect to the Administered Separate Account Assets and (iii) terminate, modify, amend, supplement or change existing agreements between the Recipient, on the one hand, and any hedge counterparty or investment manager, on the other hand, with respect to any Administered Separate Account Assets or the Separate Accounts, and the Recipient shall use commercially reasonable efforts to take such actions, subject to compliance with Applicable Law and the terms and conditions set forth in the applicable Reinsured Contracts and except as would, or would reasonably be expected to, adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement; provided that the Recipient’s actual, out-of-pocket costs associated with such actions shall be reimbursed by the Administrator. (e) Subject to Applicable Law and the terms of the Reinsured Contracts, the Administrator shall have the authority to amend the terms, plan of operations and investment options of any Separate Account to provide for the exclusive investment of the Administered Separate Account Assets in a separate account established by PLIC or its Affiliates.

17 ARTICLE V REGULATORY AND LEGAL PROCEEDINGS Section 5.1 Regulatory Complaints. (a) With respect to any matter relating to the Business, the Administrator shall (to the extent not prohibited by Applicable Law): (i) promptly notify the Recipient in writing of any examinations or Actions initiated by a Governmental Authority of which the Administrator becomes aware as promptly as reasonably practicable and provide the Recipient (and any third party that the Recipient may designate in writing) with a report summarizing the nature of any such examination or Action by a Governmental Authority, the alleged actions or omissions, if any, giving rise to such examination or Action and copies of any files or other documents that the Recipient may reasonably request in connection with its review of such matters, in each case, other than such files or documents as would reasonably be expected to, in the judgment of counsel to the Administrator, lead to the loss or waiver of the Administrator’s rights in respect of legal privilege; provided that, that the Administrator shall (1) notify the Recipient in reasonable detail of the circumstances giving rise to any such privilege, (2) cooperate using commercially reasonable efforts in any efforts and requests for waivers to any such privilege and (3) use its commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure of files and documents regarding such matters to the Recipient to occur without so jeopardizing such privilege; and (ii) except as set forth in Section 5.1(c), supervise and control the defense and settlement of all examinations and Actions initiated by any Governmental Authority with respect to the Business at its own cost and expense, and in the name of the Recipient when necessary; provided, that the Recipient shall have the right, but not the obligation, at its own expense, to participate fully in, but not control, the defense and settlement of any examination or Action initiated by a Governmental Authority; provided, further, that without the Recipient’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Administrator shall not settle or compromise any such examinations or Actions initiated by a Governmental Authority or enter into any Governmental Order in respect thereof, unless (x) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person by the Recipient or any of its Affiliates, (y) the sole relief provided is monetary damages that are paid in full by the Administrator and no culpability is found on the part of, and a full and complete release is provided to, the Recipient and its Affiliates, and (z) the

18 settlement does not encumber any of the assets of the Recipient or any of its Affiliates or contain any restriction or condition that would adversely affect the Recipient or any of its Affiliates or the conduct of business by the Recipient or any of its Affiliates (other than Excluded Business). (b) The Recipient shall control, at its sole expense, the defense or settlement of any examination or Action initiated by any Governmental Authority that relates solely to the Excluded Liabilities. (c) Notwithstanding anything in this Agreement to the contrary, the Recipient, upon written notice to the Administrator and at its own cost and expense, without waiving any right to indemnification or payment that it may have under this Agreement, shall have the right, but not the obligation, at any time to supervise and control the defense and settlement of any examinations or Actions initiated by a Governmental Authority that (i) names the Recipient or any of its Affiliates as a party thereto; (ii) seeks an order, injunction or other equitable relief against the Recipient or any of its Affiliates; or (iii) if successful, could, in the Recipient’s reasonable judgment, (A) materially interfere with the business, assets, liabilities, obligations, Intellectual Property Rights, financial condition or results of operations of the Recipient or any of its Affiliates, in each case, with respect to business of the Recipient or any of its Affiliates, or (B) materially and adversely affect the reputation of the Recipient or any of its Affiliates; provided that the Recipient shall provide the Administrator with a reasonable opportunity to comment on and make recommendations with respect to its handling of any such examinations or Actions initiated by a Governmental Authority and shall take into account any reasonable comments or recommendations of the Administrator that are provided to the Recipient in a timely fashion; provided, further, that the Recipient shall not settle or compromise any such examination or Actions initiated by a Governmental Authority without the Administrator’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement would result in any payment by the Administrator; and provided, further, that, the Administrator shall have the right to engage its own separate legal representation, at its own expense, and to participate fully in, but not control, the defense of any such examinations or Actions initiated by a Governmental Authority. The Administrator shall keep the Recipient reasonably informed of the progress of all such examinations or Actions initiated by a Governmental Authority relating to the Business. (d) The Administrator will consult with the Recipient (at the Recipient’s expense) with respect to the disposition of any examination or Action initiated by a Governmental Authority and take into account the Recipient’s reasonable input with respect thereto. Section 5.2 Other Actions. (a) With respect to any Actions by any Person other than a Governmental Authority relating to the Business, the Administrator shall (to the extent not prohibited by Applicable Law): (i) promptly notify the Recipient, after receipt of notice thereof, of any such Action that is instituted or threatened in writing;

19 (ii) subject to Section 5.2(c), supervise and control the investigation, contest, defense and settlement of all such Actions relating to the Business at its own cost and expense, and in the name of the Recipient when necessary; provided, that the Administrator will consult with the Recipient (at the Recipient’s expense) with respect to the disposition of any such Action and take into account the Recipient’s reasonable input with respect thereto; provided, further, that without the Recipient’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Administrator shall not settle or compromise any such Actions by any Person other than a Governmental Authority relating to the Business or enter into any Governmental Order in respect thereof, unless (x) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person by the Recipient or any of its Affiliates, (y) the sole relief provided is monetary damages that are paid in full by the Administrator and no culpability is found on the part of, and a full and complete release is provided to, the Recipient and its Affiliates, and (z) the settlement does not encumber any of the assets of the Recipient or any its Affiliates or contain any restriction or condition that would adversely affect the Recipient or any of its Affiliates or the conduct of business by the Recipient or any of its Affiliates (other than Excluded Business); and (iii) keep the Recipient reasonably informed of the progress of all such Actions relating to the Business and, following the end of each calendar quarter, at the Recipient’s request, provide to the Recipient a report summarizing the nature of any such Action, the alleged actions or omissions giving rise to such Action and copies of any files or other documents that the Recipient may reasonably request in connection with its review of such matters. (b) The Recipient shall control, at its sole expense, the defense or settlement of any Action by any Person other than a Governmental Authority that relates solely to the Excluded Liabilities. (c) Notwithstanding anything in this Agreement to the contrary, the Recipient, upon written notice to the Administrator and at its own cost and expense, without waiving any right to indemnification or payment that it may have under this Agreement, shall have the right, but not the obligation, at any time to supervise and control the defense and settlement of any Actions by any Person other than a Governmental Authority relating to the Business that (i) names the Recipient or any of its Affiliates as a party thereto; (ii) seeks an order, injunction or other equitable relief against the Recipient or any of its Affiliates; or (iii) if successful, could, in the Recipient’s reasonable judgment, (A) materially interfere with the business, assets, liabilities, obligations, Intellectual Property Rights, financial condition or results of operations of the Recipient or any of its Affiliates, in each case, with respect to business of the Recipient or any of its Affiliates, or (B) materially and adversely affect the reputation of the Recipient or any of its Affiliates; provided that the Recipient shall provide the Administrator with a reasonable opportunity to comment on and make recommendations with respect to its handling of any such Actions by any Person other than a Governmental Authority relating to the Business and shall

20 take into account any reasonable comments or recommendations of the Administrator that are provided to the Recipient in a timely fashion; provided, further, that the Recipient shall not settle or compromise any such examination or Actions initiated by a Governmental Authority without the Administrator’s prior written consent if such settlement would result in any payment by the Administrator; and provided, further, that, the Recipient shall have the right to engage its own separate legal representation, at its own expense, and to participate fully in, but not control, the defense of any such Actions by any Person other than a Governmental Authority relating to the Business. The Administrator shall keep the Recipient reasonably informed of the progress of all such Actions by any Person other than a Governmental Authority relating to the Business. Section 5.3 Notice to Administrator. After the Effective Date, the Recipient shall (to the extent not prohibited by Applicable Law) notify the Administrator in writing as promptly as reasonably practicable, but in no event later than five (5) Business Days, following its receipt of notice of any examination or Action that has been instituted or threatened in writing relating to the Business with respect to which the Recipient is named as a party, and shall promptly furnish to the Administrator copies of all pleadings in connection therewith except to the extent that compliance with this Section 5.3 would, in the judgement of the Recipient’s counsel (including in-house counsel), reasonably be expected to result in the loss or waiver of the Recipient’s rights in respect of legal privilege; provided that the Recipient shall (a) notify the Administrator in reasonable detail of the circumstances giving rise to any such privilege, (b) cooperate using commercially reasonable efforts in any efforts and requests for waivers to any such privilege and (c) use its commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure of such information to the Administrator to occur without so jeopardizing such privilege. Section 5.4 Cooperation. Each Party shall use its commercially reasonable efforts to cooperate with, and assist the other Party in responding to, defending, prosecuting and settling any examination or Action under this Article V; provided that neither Party shall be required to waive any applicable attorney-client, attorney work product or other evidentiary privileges; provided, further, that each Party shall (1) notify the other in reasonable detail of the circumstances giving rise to any such privilege, (2) cooperate using commercially reasonable efforts in any efforts and requests for waivers to any such privilege and (3) use its commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any such cooperation and assistance without so jeopardizing such privilege. ARTICLE VI CERTAIN ACTIONS BY THE RECIPIENT Section 6.1 Legally Required Recipient Actions; Recipient Responsibilities; Disclaimer of Administrator Responsibility. Notwithstanding anything to the contrary herein, the Recipient shall, for the term of this Agreement, retain exclusive authority and responsibility to take any actions related to the Administrative Services that the Recipient is required by Applicable Law or Governmental Authorities to take without the Administrator or a Subcontractor acting on its behalf. Without limiting the foregoing, the Administrator shall have

21 no responsibility or liability other than its obligations expressly set forth in this Agreement, and the Recipient shall continue to be, at all times, solely responsible for, each of the following: (a) subject to the terms of the Reinsurance Agreement, determining non-guaranteed elements applicable to the Reinsured Contracts, and securing reinsurance, if any; (b) the failure of the Recipient or any of its Affiliates to fulfill all of their obligations prescribed by Applicable Law with respect to the Reinsured Contracts, regardless of any dispute between the Recipient and the Administrator; (c) the preparation and distribution of any prospectuses, advertisements and other solicitation materials, training programs and materials, insurance contracts, amendments, endorsements and other forms provided by, used by or required by the Recipient or its Affiliates not related to the Business, if any; or (d) (i) the accuracy and completeness of all data and information provided by the Recipient; (ii) any errors in and with respect to data obtained from the Recipient caused by inaccurate or incomplete data provided by the Recipient; or (iii) the accuracy and completeness of the Recipient’s policies and procedures or business rules provided to the Administrator (collectively, such services and actions are referred to herein as “Legally Required Recipient Actions”). Section 6.2 Examinations. The Administrator acknowledges that regulators with jurisdiction over the Recipient and any of its Affiliates may have authority to examine the Recipient. To the extent any such examinations relate to this Agreement, the Administrator shall reasonably cooperate with any such examinations as reasonably requested by the Recipient at the Administrator’s sole cost and expense. The Recipient shall supervise and control all market conduct and other Governmental Authority examinations of the Recipient, including those that relate to the Business or this Agreement; provided that the Recipient shall provide the Administrator with a reasonable opportunity to comment on and make recommendations with respect to its handling of any such market conduct or other examination as it relates to the Business or this Agreement and shall reasonably take into account and implement any such comments or recommendations of the Administrator that are provided to the Recipient in a timely manner, except that the Recipient shall not be required to implement any such comments or recommendations that would (1) violate the terms of the Reinsured Contracts, Applicable Law, any Governmental Order or requirement from any Governmental Authority or (2) reasonably be expected to adversely affect the Recipient in a material manner, after accounting for the benefits expected to be received by the Recipient under this Agreement and the Reinsurance Agreement. The Recipient shall keep the Administrator reasonably and promptly informed of the process of all such market conduct and other examinations relating to the Business or this Agreement. ARTICLE VII BOOKS AND RECORDS; REPORTS Section 7.1 Books and Records. During the term of this Agreement, the Administrator shall prepare and keep accurate and complete the Books and Records and shall maintain the Books and Records for a period of not less than ten (10) years (or such longer period as may be required by Applicable Law) from the date of their creation. The Administrator shall prepare and maintain the Books and Records in accordance with (a) Applicable Law, (b) the terms and conditions of this Agreement and (c) the Administrator’s internal record retention procedures and policies (which the Administrator shall make available to the Recipient upon the Recipient’s

22 written request therefor). The Administrator shall maintain the Books and Records in a format reasonably accessible to the Recipient. Section 7.2 Access to Books and Records. (a) Following the Effective Date, upon any reasonable request from the Recipient or its Representatives, the Administrator shall (i) provide to the Recipient and its Representatives reasonable access during normal business hours to the Books and Records; provided that such access does not unreasonably interfere with the conduct of the business of the Administrator and (ii) permit the Recipient or its Representatives to make and retain copies of such Books and Records, in each case, at no cost to the Recipient or its Representatives (other than for reasonable and documented out-of-pocket expenses). The Recipient shall give the Administrator reasonable prior written notice of the need for such access and shall comply with any reasonable written instructions provided by the Administrator in connection with the use of or access to any of the Administrator’s information, personnel, facilities, office and storage space. Such Books and Records may be requested pursuant to this Section 7.2(a) for any reasonable business or regulatory purpose, including to the extent reasonably required in connection with accounting, litigation, financial reporting, securities disclosure, compliance with contractual obligations of the Recipient or its Affiliates or other similar purposes (other than for purposes relating to claims between the Recipient and the Administrator or any of their respective Affiliates under this Agreement or any Transaction Agreement). The Administrator shall cooperate with any Governmental Authority having jurisdiction over the Recipient in providing access to the Books and Records that are under the control of the Administrator. (b) Notwithstanding anything to the contrary contained in this Agreement, the Administrator shall have no obligation to disclose or make available to the Recipient or its Representatives, or to provide the Recipient or its Representatives with access to or copies of (i) any personnel file, medical file or related records of any employee (in such capacity as employee and not a as a policyholder of the Recipient), (ii) except as set forth in the Purchase Agreement, any Tax Return filed by the Administrator or any of its Affiliates or predecessors, any Tax records (except for Tax records (or portions thereof) prepared solely with respect to the Recipient) or any related material, or (iii) any other information if the Administrator determines, in its reasonable judgment, that making such information available would (A) jeopardize any attorney-client privilege, work product immunity or any other legal privilege or similar doctrine, (B) violate an obligation of confidentiality owing to any Person that is not an Affiliate of the Administrator or (C) contravene any Applicable Law, contract, Governmental Order or any fiduciary duty, it being understood that the Administrator shall (1) notify the Recipient in reasonable detail of the circumstances giving rise to any such privilege or obligation, (2) cooperate using commercially reasonable efforts in any efforts and requests for waivers to any such privilege or obligation and (3) use its commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure of any Books and Records to the Recipient to occur without so jeopardizing such privilege, immunity or doctrine or contravening any Applicable Law, contract, Governmental Order or fiduciary duty. With respect to any Books and Records that are inextricably commingled with the books and records of the Administrator or its Affiliates, the Administrator or such Affiliates shall make a version of such Books and

23 Records comprising reasonable redactions thereto with respect to any information relating to the Administrator or its Affiliates that does not relate to the Business. Section 7.3 Recipient Books and Records. (a) Following the Effective Date, and without limiting the applicable terms of the Reinsurance Agreement, the Recipient shall promptly provide the Administrator and its Representatives with copies of all Books and Records it generates relating to the Business. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Recipient shall have no obligation to disclose or make available to the Administrator or its Representatives, or to provide the Administrator or its Representatives with access to or copies of, (i) any personnel file, medical file or related records of any employee (in such capacity as employee and not a policyholder of the Recipient), (ii) any of the Recipient’s or its Affiliates’ confidential competitive information, (iii) except as set forth in the Purchase Agreement, any Tax Return, any Tax records (except for Tax records (or portions thereof) prepared solely with respect to the Recipient) or any related material or (iv) any other information if the Recipient determines, in its reasonable judgment, that making such information available would (A) jeopardize any attorney-client privilege, work product immunity or any other legal privilege or similar doctrine, (B) violate an obligation of confidentiality owing to any Person that is not an Affiliate of the Recipient or (C) contravene any Applicable Law, contract, Governmental Order or any fiduciary duty, it being understood that the Recipient shall (1) notify the Administrator in reasonable detail of the circumstances giving rise to any such privilege or obligations, (2) cooperate using commercially reasonable efforts in any efforts and requests for waivers to any such privilege or obligation and (3) use its commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure to the Administrator to occur without so jeopardizing such privilege, immunity or doctrine or contravening any Applicable Law, contract, Governmental Order or fiduciary duty. (b) The Recipient shall not use the Books and Records or any elements thereof relating to the Business for any purpose other than fulfilling its obligations under this Agreement or as required by Applicable Law. Section 7.4 Filings. To the extent permitted by Applicable Law, the Administrator shall be responsible for preparing and submitting all regulatory filing primarily related to the Business. The Administrator shall provide copies of any such regulatory filings to the Recipient. Section 7.5 Acknowledgment. The Administrator and the Recipient each acknowledge and agree that the provisions of this Agreement relating to Books and Records, including this Article VII, shall be subject to the applicable provisions of the Reinsurance Agreement, including Section 4.3 thereof, and that nothing in this Agreement in any way limits or supersedes the Reinsurance Agreement with respect to Books and Records. Section 7.6 Reports. (a) As of and following the Effective Date, the Administrator shall prepare any reports reasonably requested by the Recipient or PLIC in connection with the

24 Business (i) to enable the Recipient or PLIC, as applicable, to comply with any and all Applicable Laws, including all statutory insurance reporting, tax reporting and SAP and GAAP financial reporting requirements and any current or future informational reporting, prior approval or other requirements imposed by any Governmental Authority or (ii) for any other reasonable business purpose. Any reports required to be prepared by the Administrator shall be prepared and delivered on a timely basis in order for the Recipient or PLIC, as applicable, to comply with any filing deadlines required by Applicable Law, by contract or by the Recipient’s or PLIC’s, as applicable, internal procedures and policies, to the extent such procedures and policies have been previously provided to the Administrator with reasonable advance notice thereof. All such reports shall include such information as may reasonably be requested by the Recipient or PLIC. Among other responsibilities and without limiting the generality of the foregoing: (i) The Administrator shall promptly prepare and furnish to the Recipient or PLIC or, at the Recipient’s or PLIC’s request or as otherwise provided herein, the applicable Governmental Authority, all filings, submissions, reports and related summaries (including statistical summaries), certifications and other information required by any Governmental Authority with respect to the Business. (ii) Within twenty (20) Business Days after the end of each Accounting Period, the Administrator shall provide to the Recipient or PLIC all statistical information reasonably required by the Recipient or PLIC, as applicable, related to the General Account Reserves, Separate Account Reserves and Reinsured Liabilities required to be reported on the Recipient’s or PLIC’s financial statements, Tax Returns and other SAP and GAAP financial reports required by the Recipient’s or PLIC’s auditors, as applicable, or any Governmental Authority related to the Reinsured Contracts. (iii) The Administrator shall provide such reports in such form and manner as may reasonably be requested by the Recipient or PLIC, as applicable. (iv) For so long as this Agreement remains in effect, upon reasonable notice, the Administrator shall from time to time furnish to the Recipient or PLIC such other reports and information related to the Business as the Recipient or PLIC, as applicable, may reasonably request for regulatory, tax or other reasonable business purposes. Section 7.7 Audit Rights. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 7.7 with respect to Audit Rights. ARTICLE VIII COOPERATION Section 8.1 Cooperation. Each Party hereto shall cooperate fully with the other Party in all reasonable respects in order to accomplish the objectives of this Agreement, including, making available to each Party their respective officers and employees for interviews and meetings with any Governmental Authority and furnishing any additional assistance, information and documents as may be reasonably requested by a Party from time to time.

25 ARTICLE IX CONFIDENTIALITY; PRIVACY REQUIREMENTS; INTELLECTUAL PROPERTY Section 9.1 Compliance with Privacy and Data Security Laws. The Parties shall comply in all material respects with all Applicable Laws, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) as outlined in Section 9.2. Without limiting the foregoing, the Parties shall comply in all material respects with any Applicable Law, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) that may come into effect during the term of this Agreement. Both Parties shall only use Confidential Information as permitted by this Agreement. Section 9.2 Confidentiality. Each Party (a “Receiving Party”) shall hold the Confidential Information of the other Party (a “Disclosing Party”) in strictest confidence and shall take all reasonable steps to ensure that such Confidential Information is not disclosed to any third party, except that each Receiving Party may disclose such Confidential Information or portions thereof to those of such Receiving Party’s Affiliates and its and their respective Representatives to the extent necessary for the performance of such Receiving Party’s obligations under this Agreement or as may otherwise be permitted by the terms of this Agreement, provided that the Receiving Party advises such Persons of the confidential nature of the Disclosing Party’s Confidential Information and directs them to maintain its confidentiality in accordance with the terms hereof and that such Persons are under a duty of confidentiality (by contract or operation of law) with respect to such Confidential Information consistent with the terms and conditions of this Article IX; provided, further, that a Receiving Party shall be responsible for any breach of this provision by any of its Affiliates or its or their respective Representatives. Without limiting the foregoing, a Receiving Party shall be permitted to disclose Confidential Information to the extent (i) any such information is required by Applicable Law, Governmental Order or a Governmental Authority to be disclosed after prior notice has been given to the Disclosing Party (to the extent such prior notice is permitted to be given under Applicable Law); provided that, the Receiving Party, to the extent reasonably requested by the Disclosing Party, shall cooperate with the Disclosing Party in seeking an appropriate order or other remedy protecting such information from disclosure, or (ii) any such information is reasonably necessary to be disclosed in connection with any Action or for the enforcement of the rights of the Receiving Party under this Agreement. For the purposes of this Section 9.2, “Representatives” shall only refer to those Persons that actually receive Confidential Information pursuant to this Agreement, and, in the case of Recipient, shall include its and its Affiliates’ board observers and oversight committee members. Section 9.3 Security Incidents. Each Party shall (a) notify the other Party promptly (and in any event within forty-eight (48) hours) of becoming aware of any unauthorized access, acquisition or other compromise of Personal Information provided to or otherwise held by the other Party in connection with this Agreement, or any other data security incident requiring reporting under applicable Privacy and Data Security Laws (each, a “Security Incident”), (b) promptly furnish to the other Party full details of the Security Incident as may be reasonably available and use commercially reasonable efforts to assist the other Party in investigating or

26 preventing the reoccurrence of any Security Incident, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights and (d) use commercially reasonable efforts to prevent a recurrence of any such Security Incident. To the extent that a Party inadvertently obtains access to any Confidential Information of the other Party to which it was otherwise not intended to have access, such Party shall immediately notify the other Party. Section 9.4 Information Safeguards. Each Party shall (to the extent it has the ability to access Confidential Information of the other Party) maintain administrative, technical and physical safeguards that are reasonably designed to: (a) protect the security and confidentiality of such Confidential Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; (c) protect against any use or destruction of such Confidential Information that could result in substantial harm to the Confidential Information and which are no less protective of Confidential Information than how the Party protects its own Confidential Information; and (d) properly dispose of such Confidential Information, in each case not less than in accordance with the standards required by Applicable Law. Section 9.5 Disaster Recovery Program. For as long as Administrative Services are provided hereunder, the Administrator shall, and shall require its Subcontractors to, maintain and adhere to the Administrator Disaster Recovery Plan. As part of the Administrative Services, the Administrator shall, and shall require its Subcontractors to, promptly implement the Administrator Disaster Recovery Plans in the event of a Business Interruption. Section 9.6 Intellectual Property Rights. (a) All intellectual property rights, including copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks, service marks, trade secrets, rights in know-how and in other Confidential Information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated with the foregoing, derivative works and all other rights (collectively, “Intellectual Property Rights”) in and to all documents, works of authorship, work product and other materials and all work product prepared by the Administrator or any Subcontractor under this Agreement specifically for the Recipient (“Deliverables”) or prepared by or on behalf of the Administrator or any Subcontractor in the course of performing the Administrative Services (“Work Product”), in each case, excluding the Recipient Confidential Information, shall be, as between the Administrator and the Recipient, owned by the Administrator. Subject to Section 4.3 of the Reinsurance Agreement, the Administrator hereby grants the Recipient a non-exclusive, worldwide, fully paid up license, during the term of this Agreement, to use all Intellectual Property Rights owned or controlled by the Administrator (i) to the extent necessary to enable the Recipient to make reasonable use of the Deliverables, Work Product and the Administrative Services during the term of this Agreement and (ii) to create and use Deliverables and Work Product and conduct or otherwise obtain documents, works of authorship, work product and other materials analogous to the Deliverables, Work Product and in each case solely to the extent reasonably necessary for continued operation of the Business following termination of this Agreement, including any identified items as mutually agreed between the parties in good faith. The Recipient shall be entitled to grant sublicenses of the foregoing license solely to its Affiliates and its and their third

27 party subcontractors, suppliers, service providers (including successor administrators) and customers solely to the extent reasonably necessary for the operation of the Business. The Recipient acknowledges that the Intellectual Property Rights of third parties may be used in providing the Administrative Services, and that the access to and use of such Intellectual Property Rights is subject to any terms, conditions and restrictions imposed by such third parties. The Recipient hereby agrees to, and to cause its Affiliates to, comply with all such terms, conditions and restrictions to the extent notified thereof by the Administrator. (b) The Recipient, on behalf of itself and its Affiliates, hereby grants to the Administrator and its Subcontractors an irrevocable, fully paid-up, worldwide license during the term of this Agreement to use, perform, display, execute, reproduce, distribute, transmit, modify (including to create derivative works), import, make, have made, sell, offer to sell, and otherwise exploit any Intellectual Property Rights owned or controlled by the Recipient or any of its Affiliates to the extent reasonably necessary for or otherwise useful in the provision of the Administrative Services solely for the purpose of providing the Administrative Services. In using any trademarks licensed to the Administrator or its Subcontractors under the license in this Section 9.6(b), the Administrator and such Subcontractors shall at all times use such trademarks in a manner consistent with the standards of quality with which such trademarks are used by the Recipient and its Affiliates. The Administrator acknowledges that, to the extent that the foregoing license includes access to or use of Intellectual Property Rights of third parties such access to and use of such Intellectual Property Rights is subject to any terms, conditions and restrictions imposed by such third parties. The Administrator hereby agrees to, and to cause its Affiliates to, comply with all such terms, conditions and restrictions to the extent notified thereof by the Recipient. ARTICLE X CONSIDERATION FOR ADMINISTRATIVE SERVICES Section 10.1 Consideration. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 10.1 with respect to Consideration. Section 10.2 Taxes. All charges and fees to be paid under this Agreement (including any charges or fees deemed to be paid for Tax purposes) are inclusive of any applicable sales, use, excise, value added, service or similar Taxes (“Sales and Service Taxes”) required by Applicable Law with respect to the Administrative Services provided under this Agreement. All such Sales and Service Taxes shall be borne entirely by the Administrator, and all Tax Returns with respect to such Sales and Service Taxes shall be timely filed by the Party required to file the Tax Return under Applicable Law; provided that if the Recipient is required under Applicable Law to pay a Sales and Service Tax, such Sales and Service Tax shall be paid by the Recipient and timely reimbursed by the Administrator, and all other Sales and Service Taxes shall be paid directly by the Administrator. If any Applicable Law requires the deduction or withholding of any Tax from payments by either Party under this Agreement, then the payor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Tax Authority in accordance with Applicable Law and all amounts so deducted or withheld and paid to the relevant Tax Authority shall be considered paid to the payee for all purposes of this Agreement; provided, however, that the payor shall provide the payee with

28 written notice of its intent to withhold at least ten (10) Business Days prior to making the relevant payment and the payor shall reasonably cooperate with the payee and take reasonable steps to minimize any such deduction or withholding. ARTICLE XI BANK ACCOUNT; CERTAIN REPRESENTATIONS Section 11.1 Bank Account. (a) The Recipient shall establish and maintain one or more bank accounts in the name of the Recipient, with a national bank mutually and reasonably agreed by the Parties (each, a “Bank Account”) for use in the operation of the Administrative Services by the Administrator on behalf of the Recipient. The Administrator shall make payments concerning the Reinsured Contracts from funds in the Bank Account. The Recipient shall give the Administrator non- exclusive authority over the Bank Accounts in providing the Administrative Services. The Recipient agrees that, without the Administrator’s prior written consent, the Recipient shall not attempt to withdraw funds from the Bank Accounts. Pursuant to the Reinsurance Agreement, the Reinsurer shall provide and own all funds deposited in the Bank Accounts and be solely responsible for all fees, costs and expenses of the Bank Accounts, and in no event shall the Recipient have any obligation to provide funding for the Bank Accounts or be responsible for any fees, overdraft charges, costs or expenses associated therewith. The Administrator shall provide PLIC with appropriate information to ensure that the Bank Accounts are funded by PLIC as necessary to satisfy PLIC’s payment obligations under the Reinsurance Agreement. (b) The Recipient shall do all things reasonably necessary to enable the Administrator to maintain and access the Bank Accounts, including executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions; provided that the Administrator shall reimburse the Recipient for any of its actual, out-of-pocket costs incurred in connection with such efforts. Without the Recipient’s prior written consent, the Administrator shall not make any changes to the authorized signatories on the Bank Accounts. Without the Administrator’s prior written consent, the Recipient shall not attempt to withdraw any funds from the Bank Accounts. Section 11.2 Remittance. If the Administrator or any of its Affiliates receives any remittance or other payment that it is not entitled to receive under the terms of this Agreement or any Transaction Agreement, the Administrator or such Affiliate shall hold such remittance or other payment in trust for the benefit of the Recipient or the applicable Separate Account, as the case may be, endorse any such remittance to the order of Recipient or the applicable Separate Account, as the case may be, and promptly, but in any event, within ten (10) Business Days of receipt thereof, transfer such remittance or other payment to the Recipient or to the applicable Separate Account, as the case may be. The Recipient shall promptly notify the Administrator in writing of any payment received by the Recipient from a third party that relate to the Business. The Recipient shall transfer such amounts to the Administrator as soon as reasonably practicable to the account or accounts designated by the Administrator in writing, but in no event later than ten (10) Business Days following receipt of such payments.

29 Section 11.3 Certain Representations. (a) Solely for purposes of any representation made by the Recipient pursuant to Section 1.2(b) of the Trust Agreement, the Administrator represents and warrants to the Recipient that all Assets (as defined in the Excluded Business Trust Agreement) delivered by the Administrator on behalf of the Recipient for deposit in the Comfort Trust Account (as defined in the Excluded Business Trust Agreement) will consist only of cash and Comfort Trust Eligible Assets (as defined in the Excluded Business Trust Agreement). (b) Solely for purposes of any representation made by the Recipient pursuant to Section 3 of the Security Agreement, the Administrator represent, warrants, covenants and agrees that (i) the Obligations (as defined in the Security Agreement), to the extent administered by the Administrator pursuant to this Agreement, and agreements in respect thereof will at all times comply in all material respects with all applicable laws and regulations, including, without limitation, all applicable rules and regulations of any appropriate federal or state regulatory agency; (ii) all Collateral (as defined in the Security Agreement) delivered to the Custodian (as defined in the Security Agreement) by the Administrator on behalf of the Recipient pursuant to the terms of the Custody Agreement (as defined in the Security Agreement): (A) qualifies as collateral for the Obligations (as defined in the Security Agreement) under applicable law, and (B) is free and clear of any pledge, security interest, lien, charge or encumbrance, except as provided for under the Security Agreement; and (iii) the Administrator shall not, on behalf of the Recipient, release or substitute Collateral (as defined in the Security Agreement) pledged under the Security Agreement except as provided in Section 7 of the Security Agreement. ARTICLE XII INDEMNIFICATION Section 12.1 Indemnification. (a) The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 12.1(a) with respect to Indemnification by the Recipient. (b) The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 12.1(b) with respect to Indemnification by the Administrator.

30 Section 12.2 Indemnification Procedures. (a) If any Person entitled to indemnification under Section 12.1(a) or Section 12.1(b) (each, an “Indemnitee”) receives notice of the assertion or commencement of any Action or other legal proceeding instituted by, any Person that is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnitee in respect of which the Party required to indemnify such Indemnitee under Section 12.1(a) or Section 12.1(b) (each, an “Indemnitor”) may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor prompt written notice (but in no event later than thirty (30) days after such receipt by the Indemnitee of notice of the assertion or commencement of such Action) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Loss (to the extent ascertainable) and shall reference the specific sections of this Agreement that form the basis of such claim; provided that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and may assume the defense thereof with counsel selected by the Indemnitor, at its own expense, by delivery of written notice to the Indemnitee; provided that, the Indemnitee shall be entitled to assume the defense of any Third Party Claim (at the Indemnitor’s expense in accordance with this Article XII) (i) for any period during which the Indemnitor has not assumed the defense thereof, (ii) if the Indemnitor fails to take reasonable steps necessary to defend diligently the action or proceeding after delivery of notice by the Indemnitor that it would assume the defense or (iii) if the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against the Indemnitee. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense, provided that, the Indemnitor shall pay the reasonable and documented out-of-pocket fees and expenses of counsel retained by the Indemnitee (1) for any period during which the Indemnitor has not assumed the defense thereof or (2) if the Indemnitee determines (based on the reasonable opinion of counsel (including in-house counsel) to the Indemnitee) that (x) an actual or likely conflict of interest exists between the Indemnitor and the Indemnitee and makes representation of the two parties by the same counsel inappropriate or (y) one or more defenses or counterclaims are available to the Indemnitee that are inconsistent with those available to the Indemnitor. The Parties shall, and shall cause their respective Affiliates to, cooperate in the defense of any Third Party Claim, including the retention and (upon the other Party’s request) the provision of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge (or offer to pay, settle, compromise or discharge) any Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitor shall not settle, compromise or discharge such

31 Third Party Claim without the written consent of the Indemnitee, unless (A) the Indemnitor obtains, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnitee from any and all liability in respect of such Third Party Claim, (B) such settlement, compromise or discharge provides only for the payment of monetary damages and does not impose on the Indemnitee any non-monetary relief or any injunctive relief or other equitable remedy or other conditions, encumbrance or restrictions, (C) such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Indemnitee, (D) such settlement does not involve any finding or admission of any violation of Applicable Law or any violation of the rights of any Person on the part of the Indemnitee, and (E) such settlement does not provide for any monetary liability of the Indemnitee that will not be promptly paid or reimbursed by the Indemnitor. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in clauses (A)-(E) of the immediately preceding sentence and the Indemnitee refuses to consent as provided in this Section 12.2(b) to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of- pocket costs incurred thereafter in continuing the defense of such Third Party Claim. (c) If an Indemnitee wishes to make a claim under this Article XII that does not involve a Third Party Claim, the Indemnitee shall give written notice to the Indemnitor setting forth (i) a reasonably detailed description of the claim, (ii) a good faith estimate of the amount of the Loss (to the extent ascertainable) and (iii) the specific provision of this Agreement that the Indemnitee alleges to be breached or implicated, and such notice shall be accompanied by copies of all available documentation that may be necessary or appropriate for the purposes of enabling the Indemnitor to be informed and to take any and all appropriate decisions and actions in respect of the matter and Loss that is the subject of the claim; provided that failure to provide such notice on a timely basis shall not relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Section 12.3 Additional Indemnification Provisions. (a) In any case where an Indemnitee recovers from a third Person not Affiliated with such Indemnitee, including any third party insurer, any amount in respect of any Loss paid by an Indemnitor pursuant to this Article XII, such Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (net of any out-of-pocket expenses incurred by such Indemnitee in procuring such recovery, which expenses shall not exceed the amount so recovered), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter. (b) If any portion of Losses to be paid by the Indemnitor pursuant to this Article XII would reasonably be expected to be recoverable from a third Person not Affiliated with the relevant Indemnitee (including under any applicable third party insurance coverage) based on the underlying claim or demand asserted against such Indemnitor, then the Indemnitee shall promptly after becoming aware of such fact give notice thereof to the Indemnitor and, upon the request of the Indemnitor, shall use commercially reasonable efforts to collect the maximum

32 amount recoverable from such third Person, in which event the Indemnitor shall reimburse the Indemnitee for all reasonable costs and expenses incurred in connection with such collection, including any resulting increase in insurance premiums (which costs and expenses of collection shall not exceed the amount recoverable from such third Person). If any portion of Losses actually paid by the Indemnitor pursuant to this Article XII could have been recovered from a third Person not Affiliated with the relevant Indemnitee based on the underlying claim or demand asserted against such Indemnitee, then the Indemnitee shall transfer, to the extent transferable, such of its rights to proceed against such third Person as are necessary to permit the Indemnitor to recover from such third Person any amount actually paid by the Indemnitor pursuant to this Article XII. (c) Neither the Recipient nor the Administrator shall have any right to set off any unresolved indemnification claim pursuant to this Article XII against any payment due pursuant to any other Transaction Agreement or any other agreement between the Parties. Section 12.4 No Duplication of Indemnity. To the extent that an Administrator Indemnitee or a Recipient Indemnitee has received payment in respect of a Loss pursuant to the provisions of any other Transaction Agreement, such Administrator Indemnitee or Recipient Indemnitee shall not be entitled to indemnification for such Loss under this Agreement to the extent of such payment. In no event shall any Indemnitee (a) be entitled to duplicate Losses under this Agreement and any other Transaction Agreement attributable to the same underlying event giving rise to such Loss or Losses, or (b) initiate duplicate proceedings under two (2) or more Transaction Agreements seeking recovery for the same Loss or Losses. ARTICLE XIII DURATION; TERMINATION; MATERIAL DEFAULT Section 13.1 Term. This Agreement shall commence on the Effective Date and continue until the earlier of (a) the date on which the Reinsurance Agreement is terminated in accordance with its terms and (b) the date this Agreement is terminated pursuant to Section 13.2. Section 13.2 Termination. (a) This Agreement may be terminated by the Recipient, at its option, upon the delivery of written notice to the Administrator, in the event that the Administrator becomes insolvent or is placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there is instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or similar agent to take possession of its assets or assume control of its operations. (b) The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 13.2(b) with respect to Termination. Section 13.3 Termination Obligations. In connection with any termination of this Agreement by the Recipient pursuant to this Article XIII, the Administrator shall cooperate with the Recipient in effecting the transfer of (i) the Administrative Services (including making available to Recipient tangible embodiments of the Intellectual Property Rights included in the

33 licensed granted to Recipient pursuant to Section 9.6(a)(ii)) and (ii) all Confidential Information of the Recipient and the Books and Records maintained by the Administrator to the Recipient or any successor administrator identified by the Recipient. The Administrator shall bear and reimburse the Recipient for all of the internal and out-of-pocket costs of, and pay any fees and expenses incurred in connection with, transitioning such administration to the Recipient or to a successor administrator. Section 13.4 Survival. Notwithstanding the other provisions of this Article XIII, (a) Article I, Section 7.1, Section 9.2, Article XII, Section 13.3, this Section 13.4, Article XIV and Article XV shall remain in full force and effect after the termination of this Agreement, and (b) to the extent any other provision of this Agreement provides for rights, interests, duties, claims, undertakings and obligations subsequent to the termination or expiration of this Agreement, such provision of this Agreement shall survive such termination or expiration for the period specified therein. Section 13.5 Material Default. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 13.5 with respect to Material Default. ARTICLE XIV INSURANCE Section 14.1 Insurance Coverages. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 14.1 with respect to Insurance Coverages. Section 14.2 Terms Applicable to Insurance Coverage. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 14.2 with respect to Terms Applicable to Insurance Coverage. ARTICLE XV MISCELLANEOUS PROVISIONS Section 15.1 Expenses. Except as may otherwise be specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and independent accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Person incurring such costs and expenses, whether or not any or all of the transactions contemplated by this Agreement are consummated. Section 15.2 Force Majeure. A Party that is unable to perform or delayed in performance of any of its obligations under this Agreement due to a Force Majeure Event shall promptly give the other Party notice thereof. The affected Party’s obligations hereunder shall be suspended during the period such Force Majeure Event continues, and such affected Party shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Administrative Service or delay or failure to perform under this Agreement caused by such Force Majeure Event; provided that, the affected Party uses its commercially reasonable efforts to mitigate or avoid the effect of such Force Majeure Event.

34 Section 15.3 Relationship of Parties. Except as specifically provided herein, neither Party shall: (a) act or represent or hold itself out as having authority to act as an agent or partner of the other Party; or (b) in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein. Section 15.4 Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing (including email transmission) and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15.4) set forth on Schedule 15.4. Section 15.5 Assignment. Subject to Section 4.2, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party; provided that the Administrator may assign this Agreement to any Affiliates of the Reinsurer without the prior written consent of the Recipient; provided, further that if such assignee ceases to be an Affiliate, such assignee must assign this Agreement to the Reinsurer or an Affiliate of Reinsurer prior to ceasing to be an Affiliate. Any attempted assignment in violation of this Section 15.5 shall be void and have no effect. This Agreement an all of the provisions hereof shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against the Parties and their respective successors and permitted assigns. Section 15.6 No Third Party Beneficiaries. Except as provided in Article XII with respect to Recipient Indemnitees and Administrator Indemnitees, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 15.7 Entire Agreement. This Agreement, the documents delivered pursuant hereto and the other Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all other prior negotiations, agreements, discussions, understandings, writings and undertakings, both written and oral, between or on behalf of the Administrator or its Affiliates, on the one hand, and the Recipient or its Affiliates, on the other hand, with respect to the subject matter hereof or thereof. Section 15.8 Amendment. No provision of this Agreement may be changed, amended, supplemented or modified except by a written instrument signed by the Recipient and the Administrator and, solely with respect to Sections 7.6 and 10.1, by PLIC. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this

35 Agreement and signed by the Recipient and the Administrator and, solely with respect to Sections 7.6 and 10.1, by PLIC. Section 15.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 15.10 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing executed by an authorized Representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach. Section 15.11 Other State Law Requirements Incorporated. The provisions of any current state insurance laws regulating third party insurance administrators are hereby incorporated by reference into this Agreement to the extent required by Applicable Law to be incorporated into an agreement of this type. Section 15.12 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and all claims or disputes arising hereunder, whether purporting to sound in contract or tort, or at law or in equity, shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws of any jurisdiction other than the State of Delaware. Section 15.13 Submission to Jurisdiction. (a) Each of the Administrator and the Recipient irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County, or to the extent such court declines jurisdiction, first to any federal court, or second to any state court, each located in Wilmington, Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. Each of the Administrator and the Recipient hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of

36 inconvenient forum for the maintenance of such dispute. Each of the Administrator and the Recipient agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. (b) Each of the Administrator and the Recipient consent to service of process in any Action by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 15.4. Section 15.14 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. Section 15.15 Specific Performance and other Equitable Relief. The Parties agree that irreparable damage would occur in the event of any breach or threatened breach by any of the Parties of its covenants or obligations contained in this Agreement. Accordingly, each of the Parties shall be entitled to seek injunctive or other equitable relief to prevent or cure any breach or threatened breach by the other Party of its covenants or obligations contained in this Agreement and to specifically enforce such covenants and obligations in any court referenced in Section 15.13(a) having jurisdiction, such remedy being in addition to any other remedy to which either Party may be entitled at law or in equity. Each of the Parties acknowledges and agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) the defense in any Action for an injunction, specific performance or other equitable relief that the other Party has an adequate remedy at law or an award for specific performance is not an appropriate remedy for any reason at law or equity, and (b) any requirement under Applicable Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. Section 15.16 Counterparts. This Agreement may be executed counterparts, and if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic communication shall be equally effective as delivery of an original executed counterpart hereof (including electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign or a copy of a duly signed document sent via email). Section 15.17 Attorney-Client Matters. Recognizing that Sidley Austin LLP (“Administrator Legal Counsel”) has acted as legal counsel to the Administrator and certain of its Affiliates (including, prior to the closing contemplated in the Purchase Agreement, the Recipient) prior to the date hereof, and that Administrator Legal Counsel intends to act as legal

37 counsel to the Administrator and its Affiliates (which, following the closing contemplated in the Purchase Agreement, shall not include the Recipient), the Recipient (a) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Administrator Legal Counsel representing the Administrator or its Affiliates after the closing contemplated in the Purchase Agreement solely with respect to matters relating to the transactions contemplated hereby, and (b) shall not, and shall cause its Affiliates not to, seek to have or have Administrator Legal Counsel disqualified from any such representation based on the prior representation of the Recipient by Administrator Legal Counsel. Section 15.18 Offset. Neither Party shall offset or reduce any amounts owing to such Party by the other Party hereunder by amounts payable to such Party by the other Party hereunder or under any other agreement or arrangement between the Parties or any of their Affiliates, including any other Transaction Agreement. [Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written. THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: Name: Title: PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION By: Name: Title: PRUCO LIFE INSURANCE COMPANY, solely for purposes of Sections 7.6 and 10.1 By: Name: Title: